Aggregate Stop Loss
                              Reinsurance Contract
                           Effective: January 1, 1999

                                    issued to

                         Amwest Surety Insurance Company
                           Far West Insurance Company
                                       and
                            Condor Insurance Company
                             all of Omaha, Nebraska

























                                E. W. Blanch Co.

                              Reinsurance Services

                              3500 West 80th Street

                          Minneapolis, Minnesota 55431


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                                 Table of Contents


    Article                                                              Page

           I      Business Reinsured                                      3
          II      Term                                                    3
         III      Territory                                               3
          IV      Retention and Limit                                     4
           V      Definitions                                             5
          VI      Other Reinsurance                                       6
         VII      Loss Notices and Settlements                            6
        VIII      Salvage and Subrogation                                 6
          IX      Reinsurance Premium                                     6
           X      Late Payments                                           7
          XI      Reports and Remittances                                 9
         XII      Commutation                                             9
        XIII      Offset (BRMA 36C)                                       9
         XIV      Access to Records (BRMA 1D)                             9
          XV      Net Retained Lines                                      9
         XVI      Errors and Omissions (BRMA 14F)                        10
        XVII      Currency (BRMA 12A)                                    10
       XVIII      Taxes (BRMA 50B)                                       10
         XIX      Federal Excise Tax (BRMA 17A)                          10
          XX      Unauthorized Reinsurers                                11
         XXI      Insolvency                                             12
        XXII      Arbitration                                            13
       XXIII      Service of Suit (BRMA 49C)                             14
        XXIV      Agency Agreement                                       14
         XXV      Intermediary (BRMA 23A)                                15
                  Schedule A


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                               Aggregate Stop Loss
                              Reinsurance Contract
                           Effective: January 1, 1999

                                    issued to

                         Amwest Surety Insurance Company
                           Far West Insurance Company
                                       and
                            Condor Insurance Company
                             all of Omaha, Nebraska
             (hereinafter referred to collectively as the "Company")

                                       by

                Underwriters Reinsurance Company (Barbados), Inc.
                              Barbados, West Indies
                  (hereinafter referred to as the "Reinsurer")



Article I - Business Reinsured

By this Contract the Reinsurer agrees to reinsure and/or indemnify the Company for the net excess liability which may accrue to the Company during the term of this Contract under its bonds, policies, contracts and binders of insurance or reinsurance (hereinafter called "bonds," as respects surety business, and "policies," as respects property and casualty business) whether in force or expired on the effective date hereof, issued or renewed on or after that date (including bonds or policies with premium anniversary dates on or after that date), for all surety business and property and casualty business written by the Company (direct and assumed), subject to the terms, conditions and limitations hereinafter set forth.


Article II - Term

This Contract shall become effective on January 1, 1999, with respect to losses occurring on or after that date and shall remain in force until December 31, 1999, both days inclusive.


Article III - Territory

The territorial limits of this Contract shall be identical with those of the Company's bonds or policies.

Article IV - Retention and Limit

A. Subject to the provisions of paragraphs B and C below, the Company shall retain and be liable for an amount of ultimate net loss equal to a 26.50% loss ratio (as hereinafter defined in Article V) for the term of this Contract. The Reinsurer shall then be liable for any ultimate net loss which exceeds the Company's retention, but does not exceed a 28.00% loss ratio for the term of this Contract.

B. In addition to the above and subject to the provisions of paragraph C below, the Reinsurer shall also be liable for any ultimate net loss which exceeds a 31.00% loss ratio for the term of this Contract, but does not exceed a 39.718% loss ratio for the term of this Contract. Any ultimate net loss in excess of a loss ratio for the term of this Contract which is greater than 28.00%, but less than 31.00%, shall be retained by the Company and shall be hereinafter referred to as the "loss retention corridor." The total liability of the Reinsurer during the term of this Contract shall not exceed an amount equal to 10.218% of the Company's net earned premium for the term of this Contract.

C. Notwithstanding the foregoing, in the event that the net earned premium as respects property and casualty business exceeds 26.22% of the total net earned premium hereunder, no claim shall be made under this Contract unless and until the Company shall have first incurred an amount of ultimate net loss in excess of 26.50% of its net earned premium during the term of this Contract, plus 35.00% of the difference by which the net earned premium as respects property and casualty business exceeds 26.22% of the total net earned premium hereunder. The limit of liability of the Reinsurer and the Company's loss retention corridor shall be arrived at in the same manner.

      In the event that the net earned premium as respects property and casualty business is less than 20.22% of the total net earned premium hereunder, no claim shall be made under this Contract unless and until the Company shall have first incurred an amount of ultimate net loss in excess of 26.50% of its net earned premium during the term of this Contract, less 35.00% of the difference by which the net earned premium as respects property and casualty business is less than 20.22% of the total net earned premium hereunder. The limit of liability of the Reinsurer and the Company's loss retention corridor shall be arrived at in the same manner.

D. The Company shall have the option to purchase an additional reinsurance limit equal to 10.218% of the Company's net earned premium for the term of this Contract. This option expires on December 31, 1999 and can only be exercised if the ultimate net loss ceded under this Contract is less than 5.109% of the net earned premium for the term of this Contract.

Article V - Definitions

A. "Net excess liability" as used herein shall mean those amounts payable by the Company as defined in the ultimate net loss definition set forth in paragraph B below.

B. "Ultimate net loss" as used herein is defined as the sum or sums (including extra contractual obligations and loss in excess of bond or policy limits, both as hereafter defined) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deduction of all salvage, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company's ultimate net loss has been ascertained.

C. "Loss in excess of bond or policy limits" and "extra contractual obligations" as used herein shall be defined as follows:

       1. "Loss in excess of bond or policy limits" shall mean any amount paid or payable by the Company in excess of its bond or policy limits, but otherwise within the terms of its policy, as a result of an action against it by its insured or its insured's assignee to recover damages the insured is legally obligated to pay to a third party claimant because of the Company's alleged or actual negligence or bad faith in rejecting a settlement within policy limits, or in discharging its duty to defend or prepare the defense in the trial of an action against its insured, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action.

       2. "Extra contractual obligations" shall mean any punitive, exemplary, compensatory or consequential damages, other than loss in excess of bond or policy limits, paid or payable by the Company as a result of an action against it by its insured, its insured's assignee or a third party claimant, which action alleges negligence or bad faith on the part of the Company in handling a claim under a policy subject to this Contract.

      Any loss in excess of bond or policy limits or extra contractual obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the bond or policy.

      Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of bond or policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

D. "Net earned premium" as used herein is defined as gross earned premium of the Company for the classes of business reinsured hereunder, less the earned portion of premiums ceded by the Company for reinsurance which inures to the benefit of this Contract.

E. "Loss ratio" as used herein shall mean the ratio of the Company's aggregate ultimate net loss paid during the term of this Contract to the Company's net earned premium for the term of this Contract.


Article VI - Other Reinsurance

A. Notwithstanding the provisions of Article IV, the Company is permitted, but not required, to purchase other facultative and/or other treaty reinsurance on business subject to this Contract. Premiums ceded by the Company for reinsurance which inures to the benefit of this Contract shall be deducted in determining subject premium hereunder as provided in
      Article IX.

B. The Company's inuring reinsurance agreements, as identified in Schedule A attached hereto, shall remain in force during the term hereof, or so deemed.


Article VII - Loss Notices and Settlements

All loss settlements made by the Company, provided they are within the terms of this Contract, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid (or scheduled to be paid) by the Company.


Article VIII - Salvage and Subrogation

The Reinsurer shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.


Article IX - Reinsurance Premium

A. As premium for the reinsurance provided hereunder, the Company shall pay the Reinsurer 3.5% of its net earned premium as respects surety business and 1.0% of its net earned premium as respects property and casualty business for the term of this Contract.

B. The Company shall pay the Reinsurer an annual deposit premium of $3,609,256 in four installments of $902,314 on January 1, April 1, July 1 and October 1, 1999.

C. If the Company elects to purchase an additional reinsurance limit in accordance with the provisions of paragraph D of Article IV, the Company shall pay an additional reinsurance premium to the Reinsurer for such additional limit equal to 2.35% of its net earned premium as respects surety business and 0.65% of its net earned premium as respects property and casualty business for the term of this Contract. The Company shall pay the Reinsurer a deposit premium of $2,400,000 in equal pro rata amounts on the first day of each calendar quarter remaining during the term of this Contract.

D. Within 60 days after the expiration of this Contract, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with paragraphs A and C and any additional premium due the Reinsurer or return premium due the Company shall be remitted promptly.


Article X - Late Payments

A. It is understood and agreed that the provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.

B. In the event any premium, loss or other payment due either party is not received by the intermediary named in Article XXV (hereinafter referred to as the "Intermediary") by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

       1. The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

       2. 1/365th of the six month (or nearest thereto) U.S. Treasury Bill rate, as quoted in the Wall Street Journal on the first business day of the month for which the calculation is being made; times

       3. The amount past due, including accrued interest.

      It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

C. The establishment of the due date shall, for purposes of this Article, be determined as follows:

       1. As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 45 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

       2. As respects any payment, adjustment or return due either party not otherwise provided for in subparagraph 1 above, the due date shall be deemed as five business days following receipt of written notification that the provisions of this Article have been invoked.

      For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

D. Nothing herein shall be construed as limiting or prohibiting 1) the Reinsurer from contesting the validity of any claim, or from participating in the defense or control of any claim or suit; or 2) either party from contesting the validity of any payment, or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

E. As provided under Article VII it is understood and agreed that the Company shall furnish the Reinsurer with usual and customary claim information and nothing herein shall be construed as limiting or prohibiting the Reinsurer from requesting additional information that it may deem necessary.

F. Interest penalties arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

Article XI - Reports and Remittances

Within 60 days after the end of each calendar quarter following the expiration of this Contract, the Company shall report to the Reinsurer its aggregate ultimate net loss paid for the contract term as of the end of the quarter. If the aggregate ultimate net loss paid exceeds an amount equal to the Company's retention hereunder for the contract term based on an estimate of the Company's net earned premium for the contract term, the Reinsurer shall pay its portion of such estimated excess (net of any prior payments for the contract term). However, any such payment by the Reinsurer shall be provisional, subject to adjustment when the Company's actual ultimate net loss and net earned premium for the contract term have been determined.


Article XII - Commutation

The Company may commute this Contract with agreement by the Reinsurer.


Article XIII - Offset (BRMA 36C)

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.


Article XIV - Access to Records (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.


Article XV - Net Retained Lines

A. This Contract applies only to that portion of any bond or policy which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any bond or policy which the Company retains net for its own account shall be included.

B. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.


Article XVI - Errors and Omissions (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.


Article XVII - Currency (BRMA 12A)

A. Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered into the books of the Company.


Article XVIII - Taxes (BRMA 50B)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.


Article XIX - Federal Excise Tax (BRMA 17A)

(Applicable to those reinsurers, excepting Underwriters at Lloyd's London and other reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

A. The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B. In the event of any return premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.


Article XX - Unauthorized Reinsurers

A. If the Reinsurer is unauthorized in any state of the United States of America or the District of Columbia, the Reinsurer agrees to fund its share of the Company's ceded unearned premium and outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) by:

       1. Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

       2. Escrow accounts for the benefit of the Company; and/or

       3.   Cash advances;

      if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

B. With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an "evergreen clause," which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

       1. To reimburse itself for the Reinsurer's share of unearned premiums returned to insureds on account of bond or policy cancellations, unless paid in cash by the Reinsurer;

       2. To reimburse itself for the Reinsurer's share of losses and/or loss adjustment expense paid under the terms of bonds or policies reinsured hereunder, unless paid in cash by the Reinsurer;

       3. To reimburse itself for the Reinsurer's share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

       4. To fund a cash account in an amount equal to the Reinsurer's share of any ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

       5. To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's share of the Company's ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves), if so requested by the Reinsurer.

      In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1), B(2) or B(4), or in the case of B(3), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.


Article XXI - Insolvency

A. In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the company.

C. It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such bond or policy obligations of the company as direct obligations of the Reinsurer to the payees under such bonds or policies and in substitution for the obligations of the company to such payees.

Article XXII - Arbitration

A. As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified or registered mail, return receipt requested.

B. One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C. If the two arbitrators are unable to agree upon the third arbitrator within 30 days of their appointment, the two arbitrators will jointly petition the American Arbitration Association to appoint the third arbitrator from the AAA's Panel of Reinsurance Arbitrators.

D. All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies, underwriters at Lloyd's of London, reinsurance intermediaries and attorneys actively or formerly engaged in practicing law in the areas of insurance or reinsurance.

E. Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

F. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. The arbitration shall take place in Woodland Hills, California or, if unanimously agreed by the panel, any other mutually acceptable location.

G. If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this article. However, nothing shall impair the rights of such reinsurers to assert several rather than joint defenses or claims, nor shall this provision be construed as changing the liability of the reinsurers under the terms of this Contract from several to joint.

H. The panel shall make its decision considering custom and practice as promptly as possible following the termination of hearings. The decision of any two arbitrators, when rendered in writing shall be final and binding, and judgment upon the award may be entered in any court having jurisdiction. The panel is empowered to grant such interim relief as it may deem appropriate.

I. Each party shall bear the expense of its own arbitrator and shall jointly and equally with the other party bear the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorney's fees and interest to the extent permitted by law. Insofar as the arbitration panel chooses to look to substantive law, it shall consider the law of the State of California.


Article XXIII - Service of Suit (BRMA 49C)

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A. It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.


Article XXIV - Agency Agreement

Amwest Surety Insurance Company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

Article XXV - Intermediary (BRMA 23A)

E. W. Blanch Co. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through E. W. Blanch Co., Reinsurance Services, 3500 West 80th Street, Minneapolis, Minnesota 55431. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.


In Witness Whereof, the parties hereto by their duly authorized representatives have executed this Contract as of the dates undermentioned at:

Calabasas, California,        this _______ day of ______________________ 199___.

                             ---------------------------------------------------
                             Amwest Surety Insurance Company
                             Far West Insurance Company
                             Condor Insurance Company

Barbados, West Indies,       this _______ day of _______________________ 199___.

                             ---------------------------------------------------
                             Underwriters Reinsurance Company (Barbados), Inc.

                                   Schedule A

                               Aggregate Stop Loss
                              Reinsurance Contract
                           Effective: January 1, 1999

                                    issued to

                         Amwest Surety Insurance Company
                           Far West Insurance Company
                                       and
                            Condor Insurance Company
                             all of Omaha, Nebraska



Inuring Reinsurance Contracts:

1.    Agreement of Reinsurance No. B415, Effective:  May 1, 1992

2.    Agreement of Reinsurance No. FFAL09994, Effective: May 1, 1994

3.    Casualty Excess of Loss Reinsurance Contract, Effective:  July 1, 1996

4.    50% Private Passenger Automobile Quota Share Reinsurance Contract,
      Effective:  July 1, 1997

5.    75% California Homeowners Multiple Line Quota Share Reinsurance Contract,
      Effective:  July 1, 1997

6.    75% Florida Multiple Line Quota Share Reinsurance Contract, Effective:
      July 1, 1998

7.    Contingent Excess of Loss Reinsurance Contract, Effective:  July 1, 1998

                                 Addendum No. 1

                                     to the

                               Aggregate Stop Loss
                              Reinsurance Contract
                           Effective: January 1, 1999

                                    issued to

                         Amwest Surety Insurance Company
                           Far West Insurance Company
                                       and
                            Condor Insurance Company
                             all of Omaha, Nebraska

                                       by

                Underwriters Reinsurance Company (Barbados), Inc.
                              Barbados, West Indies



It Is Hereby  Agreed,  effective  July 1, 1999,  that  paragraphs  A, B and C of
Article IX - Reinsurance Premium shall be deleted and the following substituted therefor:

     "A. As premium for the reinsurance provided hereunder, the Company shall pay the Reinsurer 3.5% of its net earned premium as respects surety business for the term of this Contract, 1.0% of its net earned premium as respects property and casualty business for the period from January 1, 1999 through June 30, 1999 and 7.5% of its net earned premium as respects property and casualty business for the period from July 1, 1999 through December 31, 1999.

      B. The Company shall pay the Reinsurer an annual deposit premium of $4,580,746 in two installments of $902,314 on January 1 and April 1 of 1999 and two installments of $1,388,059 on July 1 and October 1 of 1999.

      C. If the Company elects to purchase an additional reinsurance limit in accordance with the provisions of paragraph D of Article IV, the Company shall pay an additional reinsurance premium to the Reinsurer for such additional limit equal to 2.35% of its net earned premium as respects surety business and 5.00% of its net earned premium as respects property and casualty business for the term of this Contract. The Company shall pay the Reinsurer a deposit premium of $3,000,000 at the time such option is exercised."

It Is Further Agreed, effective July 1, 1999, that this Contract shall be amended as follows:

1. Article XXV - Intermediary (BRMA 23A) - shall be deleted and the following substituted therefor:

      "Article XXV - Intermediary (BRMA 23A)

      E. W. Blanch Co., Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through E. W. Blanch Co., Inc., 3600 West 80th Street, Minneapolis, Minnesota 55431. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company."

2. Schedule A attached to and forming part of the Contract shall be deleted and Schedule A attached to and forming part of this Addendum shall be substituted therefor.

The provisions of this Contract shall remain otherwise unchanged.

In Witness Whereof, the parties hereto by their respective duly authorized representatives have executed this Addendum as of the dates undermentioned at:

Calabasas, California,       this _______ day of ______________ in the year ___.

                             ---------------------------------------------------
                             Amwest Surety Insurance Company
                             Far West Insurance Company
                             Condor Insurance Company

Barbados, West Indies,       this _______ day of ______________ in the year ___.

                             ---------------------------------------------------
                             Underwriters Reinsurance Company (Barbados), Inc.

                             (Revised: July 1, 1999)

                                   Schedule A

                               Aggregate Stop Loss
                              Reinsurance Contract
                           Effective: January 1, 1999

                                    issued to

                         Amwest Surety Insurance Company
                           Far West Insurance Company
                                       and
                            Condor Insurance Company
                             all of Omaha, Nebraska

Inuring Reinsurance Contracts applicable to the period from January 1, 1999 to June 30, 1999:

1.    Agreement of Reinsurance No. B415, Effective:  May 1, 1992

2.    Agreement of Reinsurance No. FFAL09994, Effective: May 1, 1994

3.    Casualty Excess of Loss Reinsurance Contract, Effective:  July 1, 1996

4.    50% Private Passenger Automobile Quota Share Reinsurance Contract,
      Effective:  July 1, 1997

5.    75% California Homeowners Multiple Line Quota Share Reinsurance Contract,
      Effective:  July 1, 1997

6.    75% Florida Multiple Line Quota Share Reinsurance Contract, Effective:
      July 1, 1998

7.    Contingent Excess of Loss Reinsurance Contract, Effective:  July 1, 1998


Inuring Reinsurance Contracts aplicable to the period from July 1, 1999 to December 31, 1999:

1.    Agreement of Reinsurance No. B415, Effective:  May 1, 1992

2.    Agreement of Reinsurance No. FFAL09994, Effective: May 1, 1994

3.    Excess Catastrophe Reinsurance Contract, Effective:  July 1, 1999

4.    Excess Per Event Reinsurance Contract, Effective:  July 1, 1999